                              Consulting Agreement



Date:      December 26, 1996



Between:   Creative Technologies, Inc., a corporation having offices at 299

           Pavonia Ave., Jersey City, New Jersey 07302 (Creative);



And:       Flemington Pharmaceutical Corp., a corporation having offices at 43

           Emery Ave., Flemington, New Jersey 08822 (Flemington).


Factual Background

Creative is in the business, among other things, of assisting companies in arranging research and development contracts and arranging strategic partnerships and other corporate alliances and combinations.

Flemington desires to retain Creative to provide such services to Flemington, on the terms and conditions set forth in this Agreement.



Therefore, in consideration of the foregoing, and the mutual undertakings provided herein, the parties agree as follows:



1. Flemington hereby retains Creative to provide consulting services to Flemington, and Creative agrees to render such services to Flemington, with the objective of Creative's assisting Flemington in licensing Flemington's technology, obtaining research and development contracts and pursuing strategic alliances and manufacturing or distribution, or both, contracts. Projects on which Creative proposes to work for Flemington, shall be identified to Flemington in a writing before Creative renders any services in furtherance of the project. Flemington shall then have the right to approve or disapprove of the project, or to indicate to Creative that Flemington is already pursuing such project independently of Creative. Projects on which Creative presently is working, with Flemington's approval, are identified on Schedule A, attached to this Agreement.

2. For approved projects, as described above, which result in a closed transaction (i.e., the execution of a firm, final agreement) between Flemington and the target, Flemington agrees to compensate Creative, as follows:

         (a) Consulting Fees. For Creative's having produced or arranged a license, a research or development contract, a technology exchange or a similar transaction between Flemington and a target, Flemington agrees to pay Creative a fee, equal to ten percent (10%) of the consideration received by Flemington from the target or from the transaction, as appropriate. If a portion of the consideration is to be received by Flemington over time (e.g. through a royalty on sales), Creative's fee shall be paid to it as received by Flemington. If the consideration received by Flemington is partially or wholly in a form other than cash, the fee to be paid to Creative shall be in "like kind." If a portion of the consideration received or to be received by Flemington is intended to be paid out to a third party (e.g., to a Clinical Research Organization or an analytical laboratory) that portion of the consideration shall be excluded from the base on which Creative's fee is calculated.

         (b) Percentage of Sales. For Creative's having produced or arranged a manufacturing or distribution contract, Flemington agrees to pay Creative ten percent (10%) of the net margin of sales of products covered by the contract, beginning with the first commercial sale of a product covered by the agreement and continuing for the life of the agreement. The term "net margin," above, means the difference between the amount invoiced to a client or customer and Flemington's cost of goods, grossed up to account for returns, allowances, samples and other customary charge backs and allowances. Fees are to be paid to Creative quarterly unless otherwise agreed by the parties.

         (c) Transaction Fee. If Creative arranges a strategic alliance, a joint venture, a merger, an acquisition, an investment, an exchange, or a purchase of sale of all or a part of the stock (common or preferred) or other securities between Flemington and a third party (other than a transaction covered by one of the preceding sub-paragraphs), Flemington shall pay Creative a transaction fee in the amount of five percent (5%) of the consideration either passing to or being paid by Flemington in the transaction. Payment to Creative shall be of "like kind" to that being paid to or by Flemington. Payment(s) to Creative shall become due as received or paid by Flemington.

         (d) Additional "Success Fee". In addition to the fees otherwise payable by Flemington to Creative under sub-paragraphs (a), (b) or (c), above, Flemington agrees to issue to Creative a Warrant to purchase One Hundred Thousand Hundred (100,000) shares of the Common Stock of Flemington at an exercise price of $2.50 per share. The Warrant shall provide that upon the execution of any agreement under which Flemington grants a license for its technology or products(s), for which a fee becomes due to Creative, the right to purchase Twenty Thousand Hundred (20,000) shares of the Common Stock of Flemington shall vest. The Warrant shall be in the form attached hereto as Schedule B.

         (e) Sandoz Bonus. Pursuant to an earlier agreement (the Prior Agreement) between the parties, Creative assisted Flemington in negotiations with Sandoz Pharmaceutical Corp. (Sandoz) for the development and ultimate licensing of a lingual spray version of Clemastine. One or more preliminary agreements have been reached between Flemington and Sandoz, but not yet the ultimate goal of the license agreement. As a bonus to Creative for its future continuing efforts to bring the ultimate license agreement into place, and in addition to the consideration otherwise to become payable by Flemington to

         Creative under the Prior Agreement, Flemington agrees that the right to exercise under the Warrant described in the preceding sub-paragraph, upon execution of a formal License Agreement between Flemington and Sandoz for the lingual spray version of Clemastine, shall vest as to Twenty Thousand (20,000) shares.

         (f) Out-of-Pocket Expenses. In addition to the foregoing, Flemington agrees, from time-to-time, to reimburse Creative for its reasonable, pre-approved, itemized and documented out-of-pocket travel and similar expenses incurred by it in performing services for Flemington hereunder.

         (g) Flemington's sole obligation to compensate Creative (except for reimbursement of out-of-pocket expenses pursuant to the preceding sub-paragraph hereof) shall arise out the actual closing of a given transaction covered by this Agreement.

3. Creative represents and warrants to Flemington that neither Creative's entry into this Agreement nor its performance of services hereunder will or shall create or cause any conflict of interest because of work Creative has undertaken or will undertake with others.

4. The execution of this Agreement shall not be deemed to create any authority on the part Creative to bind Flemington in any way, and Creative shall not hold itself out to others as having any such authority.

5. Flemington shall at all times retain the sole and exclusive right to determine whether or not, or on what terms, to proceed with any given transaction.

6. Creative shall not disclose any Confidential information, as that term is customarily understood, of or about Flemington to any third party without first obtaining Flemington's advance approval and the execution, by the party to which disclosure is to be made, of a Confidentiality Agreement in form and substance satisfactory to Flemington. Creative shall not disclose to Flemington any Confidential Information of a third party, which disclosure might create any obligation to such third party on Flemington's part.

7. Each party to this Agreement shall use its best efforts to insure that information provided to the other is accurate and complete and does not fail to include information necessary to make information which has been supplied not misleading.

8. Each party agrees to indemnify the other and hold the other harmless against any and all losses, claims, damages or liabilities, including reasonable attorneys fees and costs, to the fullest extent permitted by law, proximately caused by the sole act or omission of the indemnifying party.

9. Flemington acknowledges Creative as its non-exclusive agent for the consulting activities which are the subject of this Agreement. However, for a given transaction to be considered as being covered hereunder, the proposed transaction must be cleared in advance by Creative with Flemington and documented in writing.

10. The term of this Agreement is for a minimum of one year from the date set forth above. Subject to such minimum term, either party may terminate the Agreement on ninety (90) days written notice to the other.

11. If there shall have been no substantial activity between Flemington and a company identified on Schedule A (either presently or subsequently added to it as provided above) for a period of one year, such company shall be deemed conclusively to be removed from such Schedule A, and no obligation to compensate Creative shall arise if a transaction should later occur between Flemington and the company so removed. Notwithstanding any termination of this Agreement, under paragraph 10, above, or otherwise, Flemington agrees to compensate Creative, in accordance with this Agreement, for any transaction closed by Flemington with a company actively on Schedule A as if such closing had occurred while this Agreement were still in effect.

12. This Agreement is intended by the parties to be a complete expression of their agreement as to its subject matter. Except for the continued effect of the Prior Agreement as to the Clemastine lingual spray transaction with Sandoz, this Agreement supersedes any and all prior agreements, undertakings or commitments between the parties.

13. This Agreement has been entered into by the parties in the State of New Jersey and shall be interpreted in accordance with and controlled by its law.

14. This Agreement may not be assigned by Creative without the express consent of Flemington.

15. Any formal communication by one party to the other (excluding ordinary day-to-day business communication) shall be done in writing and shall be sent by fax to the receiving party's main fax number, with a confirming copy being sent by mail to the receiving party's address set forth above.

16. This Agreement shall only be modified or amended in a writing executed with the same formality as this Agreement. This requirement of a writing may not be amended orally.

In Witness Whereof, the duty authorized representatives of the parties have signed this Agreement effective the date set forth above.

Flemington Pharmaceutical Corp.                   Creative Technologies, Inc.

By:                                               By:
    --------------------------                       ------------------------

                                   Schedule A



Boots Pharmaceutical

Warner-Wellcome

Shering-Plough

Rhone-Poulenc Rohrer

Ciba-Geigy

Boehringer-Mannheim

Sandoz

Duramed

IMS (a subsidiary of Medeva plc)

Pfizer

KOS

Bristol-Myers Squibb

                                   Schedule B

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME ON DECEMBER 26, 2001

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO POWER EFFICIENCY CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE
                               TO PURCHASE 100,000
                             SHARES OF COMMON STOCK


Certificate No. W-1

         This Warrant Certificate certifies that Creative Technologies, Inc., maintaining an office at 299 Pavonia Avenue, Suite 2-6, Jersey City, New Jersey 07302, or permitted transferees is the registered Holder (the "Holder") of 100,000 Common Stock Purchase Warrants (the "Warrants") to purchase shares of the common stock, $0.01 par value (the "Common Stock") of FLEMINGTON PHARMACEUTICAL CORPORATION, a New Jersey corporation (the "Company").

         The Warrants represented by this Warrant Certificate were issued to the Holder in consideration of an Agreement dated on or about the date hereof between the Company and the Holder, and certain other valuable consideration.

1.       EXERCISE OF WARRANT

         (A) Subject to the qualifications contained in Paragraph 1 (C), below, each Warrant enables the Holder, subject to the provisions of this Warrant Certificate to purchase from the Company at any time and from time to time commencing the date hereof (the "Initial Exercise Date") through and including 5:00 p.m., New York local time on December 26, 2001 (the "Expiration Date") one
(1) fully paid non-assessable share of Common Stock ("Shares") of the Company upon due presentation and surrender of this Warrant Certificate accompanied by payment of the purchase price of $2.50 per Share (the "Exercise Price"). Payment shall be made in lawful money of the United States of America by certified check payable to the Company at its principal office at 43 Emery Avenue, Flemington, New Jersey 08822. As hereinafter provided, the number of Shares purchasable upon the exercise of the Warrants is subject to modification or adjustment upon the happening of certain events.

         (B) This Warrant Certificate is exercisable at any time on or after the Initial Exercise Date in whole or in part by the Holder in person or by attorney duly authorized in writing at the principal office of the Company.

         (C) Notwithstanding the foregoing, the right of the Holder to exercise the Warrants represented by this Certificate shall vest in increments of 20,000 Shares, exclusively in accordance with the terms of the said Agreement between the Company and Creative Technologies, Inc., dated December 26, 1996, and subject to all of the terms and conditions of the said Agreement, including the possibility of termination thereof before the vesting of any or all of the Warrants represented by this Certificate.

2.       EXCHANGE, FRACTIONAL SHARES, TRANSFER.

                  (A) Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised;

                  (B) Anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a Share amount of cash based upon the current Market respect to any such fraction of a Share an amount of cash based upon the current Market Price (or book value, if there shall be no Market Price) for Shares purchasable upon exercise hereof, as determined in accordance with the following sentence. Market Price for the purpose of this Section 2(B) shall (i) the closing sale price, for sixty (60) consecutive business days of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or
(ii) the last reported sale price, for sixty (60) consecutive business days on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange;

                  (C) the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever; and

                  (D) This Warrant Certificate may not be transferred except in compliance with the provisions of the Act or applicable state securities laws and in accordance with the provisions of Section 9 hereof.

         3. RIGHTS OF A HOLDER. No Holder shall be deemed to be the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

         4. REGISTRATION OF TRANSFER. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants in accordance with the provisions of Section 2(D) hereof, (a "Permitted Transfer"), the Company shall issue and register the Warrants in the names of the new Holders. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall transfer, from time to time, any outstanding

Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any Permitted Transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be canceled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price at any time after the Initial Exercise Date, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the purchase price; provided, however, that if, at the date of surrender and payment, the transfer books of the Shares shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either as an entirety or from time to time for only part of the Shares at any time on or after the Initial Exercise Date.

         5. STAMP FAX. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         6. LOST, STOLEN OR MUTILATED CERTIFICATES. In case this Warrant Certificate shall be mutilated, lost, stolen, or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

         7. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such Shares will not give rise to preemptive rights in favor of existing stockholders.

         8.       DIVIDENDS, RECLASSIFICATIONS, ETC.

                  (A) Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the exercise of this Warrant: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) sell or otherwise transfer its property as an entirety or substantially an as entirety to any other company; or (iv) merge with or consolidate with or into any other corporation or entity; or (v) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Warrant, the Holder shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such transfer, or such assets of the Company, which it would have been entitled to receive had it exercised this Warrant prior to the happening of any of the foregoing events.

                  (B) Notice. If, at any time while this Warrant is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the registered holder of this Warrant at its address appearing on the registration books of the Company, at least 10 days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least 10 days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

                  (C) Anything in this Paragraph 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this subparagraph (C) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Paragraph 8 shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

                  (D) Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

                  (A) The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferee of any Shares, by his acceptance thereof, agrees that (a) no public distribution of Warrant or Shares will be made in violation of the Act, and (b) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to transfer of the Warrants that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

         (B) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                  (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (9) with respect to any resale or other disposition of such securities, which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Warrant, Shares or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144 (k) under the Act; or

                  (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

         (C) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

10.      MISCELLANEOUS

         (A) LAW TO GOVERN. This Warrant shall be governed by and construed in accordance with the substantive laws of the State of New Jersey, without giving effect to conflict of laws principles.

         (B) ENTIRE AGREEMENT. This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Holder and the Company.

         (C) NOTICES. Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         Company:             FLEMINGTON PHARMACEUTICAL CORPORATION
                              43 Emery Avenue
                              Flemington, New Jersey 08822
                              Attn:  President

         with a copy to:            HERTEN, BURSTEIN, SHERIDAN, CEVASCO, et. al.
                              25 Main Street
                              Hackensack, New Jersey 07601
                              Attn:  Gerard S. DiFiore, Esq.

         And:                 Robert F. Schaul, Esq.
                              57 Dutch Lane
                              Ringoes, New Jersey 08551

         Holder               At the address shown for the

                              Holder in the registration
                              book maintained by the Company.

         (D) SEVERABILITY. If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the end that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

         IN WITNESS WHEREOF, Flemington Pharmaceutical Corporation has caused this Warrant Certificate to be signed by its duly authorized officers as of the ________ day of December 1996.



                                   FLEMINGTON PHARMACEUTICAL CORPORATION





                                   By:

                                            Harry A. Dugger III, President



Attest:





Name:

Title:





[SEAL]

                                  PURCHASE FORM



To:  Flemington Pharmaceutical Corporation

         , 19



         The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate, Certificate No. W-1, to the extent of _______ Shares of Common Stock, $0.01 par value per share of FLEMINGTON PHARMACEUTICAL CORPORATION, and hereby makes payments of $_______ in payment of the aggregate exercise price thereof:



                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES



Name:

         (Please typewrite or print in block letters)



Address:



-------------------------------



                  By:



Signature of Holder (must conform in all respects to the name of the Holder as specified on the face of the Warrant Certificate)



Social Security Number or Tax I.D. Number of Holder